Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-268756, 333-260500, 333-249416, 333-231765, 333-225263, 333-218160, 333-215783, 333-211834, 333-208697, 333-204567 and 333-275886 on Form S-8 of our report dated March 23, 2023 (March 28, 2024 as to the effects of the discontinued operations described in Note 5) relating to the financial statements of Galapagos NV appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Deloitte Bedrijfsrevisoren/Réviseurs d’Entreprises BV/SRL
Zaventem, Belgium
March 28, 2024